  Exhibit 99.1

American Resources Corporation Appoints Tarlis Thompson as Chief Operating Officer

September 20th, 2018 | Source: American Resources Corp.

FISHERS, INDIANA / ACCESSWIRE / September 20th, 2018 / American Resources Corporation (OTCQB: AREC) is pleased to announce the promotion and appointment of Tarlis Thompson as Chief Operating Officer of the company. Mr. Thompson has over 16 years in the coal industry managing quality control, logistics, coal production, and environmental compliance for several operators within the Central Appalachian Basin and most recently has been serving as the Superintendent of Surface & Processing Facilities for American Resources Corporation. Mr. Thompson’s new role expands his duties to include working with senior management at American Resources Corporation to manage all of the company’s eastern Kentucky coal mining and supporting operations.

 “We are excited about the new, expanded role Tarlis has embraced at our company”, stated Mark Jensen, Chief Executive Officer of American Resources Corporation. “This is an important role as we continue to execute on our growth objectives, and Tarlis embodies the culture and work ethic of American Resources to help us achieve our goals.”

Mr. Thompson stated, “It’s an honor to be recognized and to be able to contribute to a unique platform within the coal industry.” “I look forward to finding ways to help enhance efficiencies and deliver the highest quality to our customers.”

American Resources Corporation continues to focus on its growth objective by efficiently leveraging its 35 core mining permits and through identifying strategic, supplemental acquisitions. The company is committed to being one of the lowest cost operators in CAPP and throughout all its coal mining, processing, and transportation operations.

About American Resources Corporation

American Resources Corporation is engaged in diversified energy services including mining, processing and logistics, with a primary focus on traditional energy sources such as coal and oil and gas. American Resources Corporation plans to expand its business by continuing to develop its currently leased properties and further expanding its processing and logistics business, and through the pursuit of strategic acquisitions.

Website:
http://www.americanresourcescorp.com

Institutional/Retail/Individual Contact:
RedStone Communications, LLC
Anthony D. Altavilla, President
317-569-1617 – Office
317-590-3780 – cell
tony@redstonecommunications.com
www.redstonecommunications.com

Company Contact:
Mark LaVerghetta, Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

Source: American Resources Corporation